SUB-ITEM 77Q1

A copy of the agreements relevant to the information sought in Sub-Item 77Q1(a) are contained in the Trust's Registration Statement on Form N-1A on behalf of the Funds (File Nos. 33-1657 and 811-4492), as filed with the Securities and Exchange Commission via EDGAR on October 13, 2000.